EXHIBIT 21

SUBSIDIARIES OF ARDMORE SHIPPING CORPORATION

Name of Subsidiary

Ardmore Shipping LLC

Ardmore Shipholding Ltd

Ardmore Shipping Ltd

Fastnet Shipco LLC

Rockall Shipco LLC

Malin Shipco LLC

Shannon Shipco LLC

Fitzroy Shipco LLC

Bailey Shipco LLC

Ardmore Chartering LLC

Tyne Shipco LLC

Forties Shipco LLC

Trafalgar Shipco LLC

Hebrides Shipco LLC

Cromarty Shipco LLC

Forth Shipco LLC

Viking Shipco LLC

Dogger Shipco LLC

Fisher Shipco LLC

Humber Shipco LLC

Thames Shipco LLC

Biscay Shipco LLC

Wight Shipco LLC

Dover Shipco LLC

Lundy Shipco LLC

Sole Shipco LLC